UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 8, 2013, Kansas City Southern (the “Company”) issued a news release announcing the planned transition of Michael R. Haverty from executive chairman and employee of the Company to non-executive chairman of the board of directors of the Company, effective September 30, 2013. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 8, 2013, Kansas City Southern (the “Company”) issued a news release announcing the planned transition of Michael R. Haverty from executive chairman and employee of the Company to non-executive chairman of the board of directors of the Company, effective September 30, 2013. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1
News release dated August 8, 2013, issued by Kansas City Southern entitled "Kansas City Southern Announces Planned Transition of Michael R. Haverty From Executive Chairman to Non-Executive Chairman of the Board."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

August 9, 2013	By:	/s/ Adam J. Godderz

Name: Adam J. Godderz
Title: Associate General Counsel & Corporate
Secretary

Exhibit Index

Exhibit No.	Description

99.1
News release dated August 8, 2013, issued by Kansas City Southern entitled "Kansas City Southern Announces Planned Transition of Michael R. Haverty From Executive Chairman to Non-Executive Chairman of the Board."

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